Exhibit 99.2

Aterian Announces Share Repurchase Program

SUMMIT, N.J. – March 18, 2025 -- Aterian, Inc. (Nasdaq: ATER) (“Aterian” or the “Company”), a technology-enabled consumer products company, announced today that its Board of Directors has authorized a share repurchase program of up to $3.0 million of the Company’s common stock for a period of two years ending March 18, 2027.

“The Board’s decision reflects our collective confidence in the Company’s future, the strength and flexibility of our financial profile, and our commitment to shareholders. We firmly believe that Aterian’s stock is significantly undervalued, and this repurchase program underscores our conviction in the long-term value we are creating,” said Arturo Rodriguez, Chief Executive Officer. “Over the last 18 months, we have made substantial progress in positioning Aterian for sustainable growth beginning in 2025. While our capital allocation strategy will continue to support these growth initiatives, our improved outlook and strong balance sheet give us the confidence to return capital directly to our shareholders via this share repurchase plan.”

Purchases under the plan may be made from time to time, through various means as the Company deems appropriate, including open market transactions, block purchases, privately negotiated transactions or otherwise in accordance with applicable federal securities laws, including Rule 10b-18 and Rule 10b5-1 of the Securities Exchange Act of 1934, as amended. Purchases will be based on a variety of factors such as price, capital position, liquidity, financial performance, alternative uses of capital, and overall market conditions. There can be no assurance as to the number of shares the Company will purchase, if any. The share repurchase program may be increased or otherwise modified, renewed, suspended or terminated by the Company at any time, without prior notice.

About Aterian, Inc.

Aterian, Inc. (Nasdaq: ATER) is a technology-enabled consumer products company that builds and acquires leading e-commerce brands with top selling consumer products, in multiple categories, including home and kitchen appliances, health and wellness and air quality devices. The Company sells across the world's largest online marketplaces with a focus on Amazon, Walmart and Target in the U.S. and on its own direct to consumer websites. Our primary brands include Squatty Potty, hOmeLabs, Mueller Living, PurSteam, Healing Solutions and Photo Paper Direct. To learn more about Aterian and its brands, visit aterian.io

Forward Looking Statements

All statements other than statements of historical facts included in this press release that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements including, in particular, statements relating to the Company’s share repurchase program, including timing of and actual number of the shares to be repurchased, the method of share repurchase, the funding source of the share repurchases and the Company’s ability to repurchase shares while maintaining sufficient cash resources to advance its growth strategies, our expectations for growth in 2025, and our capital allocation strategies.

These forward-looking statements are based on management’s current expectations and beliefs and are subject to a number of risks and uncertainties and other factors, all of which are difficult to predict and many of which are beyond our control and could cause actual results to differ materially and adversely from those described in the forward-looking statements. These risks include, but are not limited to, those related to our ability to continue as a going concern, our ability to meet financial covenants with our lenders, our ability to maintain and to grow market share in existing and new product categories; our ability to continue to profitably sell the SKUs we operate; our ability to create operating leverage and efficiency when integrating companies that we acquire, including through the use of our team’s expertise, the economies of scale of our supply chain and automation driven by our platform; those related to our ability to grow internationally and through the launch of products under our brands and the acquisition of additional brands; those related to consumer demand, our cash flows, financial condition, forecasting and revenue growth rate; our supply chain including sourcing, manufacturing, warehousing and fulfillment; our ability to manage expenses, working capital and capital expenditures efficiently; our business model and our technology platform; our ability to disrupt the consumer products industry; our ability to generate profitability and stockholder value; international tariffs and trade measures; inventory management, product liability claims, recalls or other safety and regulatory concerns; reliance on third party online marketplaces; seasonal and quarterly variations in our revenue; acquisitions of other companies and technologies and our ability to integrate such companies and technologies with our business; our ability to continue to access debt and equity capital (including on terms advantageous to the Company) and the extent of our leverage; and other factors discussed in the “Risk Factors” section of our most recent periodic reports filed with the Securities and Exchange Commission (“SEC”), all of which you may obtain for free on the SEC’s website at www.sec.gov.

Although we believe that the expectations reflected in our forward-looking statements are reasonable, we do not know whether our expectations will prove correct. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, even if subsequently made available by us on our website or otherwise. We do not undertake any obligation to update, amend or clarify these forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Contact:

The Equity Group

Devin Sullivan

Managing Director

dsullivan@equityny.com

Conor Rodriguez

Associate

crodriguez@equityny.com